SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )


Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement     [ ]  Confidential, for use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                              Teche Holding Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
  [X]    No fee required
  [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------

         (2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------

         (4) Proposed maximum aggregate value of transaction:
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         (5) Total fee paid:
--------------------------------------------------------------------------------

  [ ]   Fee paid previously with preliminary materials.

  [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount previously paid:
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         (2) Form, Schedule or Registration Statement No.:
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         (3) Filing Party:
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         (4) Date Filed:
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

                       [TECHE HOLDING COMPANY LETTERHEAD]










December 10, 1999

Dear Fellow Stockholder:

         On behalf of the Board of Directors and management of Teche Holding Company, I cordially invite you to attend the Annual Meeting of Stockholders (the "Meeting") to be held at the Alex P. Allain Memorial Library, 206 Iberia Street, Franklin, Louisiana on January 19, 2000, at 2:00 p.m. The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Meeting. During the Meeting, I will report on the operations of the Company. Directors and officers of the Company, as well as a representative of Deloitte & Touche LLP, certified public accountants, will be present to respond to any questions stockholders may have.

         The matters to be considered by stockholders at the Meeting are described in the accompanying Notice of Meeting and Proxy Statement. The Board of Directors of the Company has determined that the matters to be considered at the Meeting are in the best interest of the Company and its stockholders. For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote "FOR" each matter to be considered.

         WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING POSTAGE-PAID RETURN ENVELOPE AS PROMPTLY AS POSSIBLE. This will not prevent you from voting in person at the Meeting, but will assure that your vote is counted if you are unable to attend the Meeting. YOUR VOTE IS VERY IMPORTANT.

                                           Sincerely,


                                           /s/ Patrick O. Little
                                           -------------------------------------
                                           Patrick O. Little
                                           President and Chief Executive Officer
                                           Teche Holding Company

--------------------------------------------------------------------------------
                              TECHE HOLDING COMPANY
                                211 WILLOW STREET
                            FRANKLIN, LOUISIANA 70538
                                 (337) 828-3212
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JANUARY 19, 2000
--------------------------------------------------------------------------------

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Teche Holding Company (the "Company") will be held at Alex P. Allain Memorial Library, 206 Iberia Street, Franklin, Louisiana on January 19, 2000, at 2:00 p.m. A proxy card and a proxy statement for the Meeting are enclosed.

         The Meeting is for the purpose of considering and acting upon the following matters:

1. The election of four directors of the Company for terms of three years each; and

2. The ratification of the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending September 30, 2000.

         The transaction of such other matters as may properly come before the Meeting or any adjournments thereof may also be acted upon. The Board of Directors is not aware of any other business to come before the Meeting. Any action may be taken on the foregoing proposals at the Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned. Stockholders of record at the close of business on November 22, 1999 are the stockholders entitled to vote at the Meeting and any adjournments thereof.

EACH  STOCKHOLDER,  WHETHER  OR NOT HE OR SHE PLANS TO ATTEND  THE  MEETING,  IS
REQUESTED TO SIGN, DATE, AND RETURN THE ENCLOSED PROXY WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE MEETING MAY REVOKE HIS PROXY AND VOTE IN PERSON ON EACH MATTER BROUGHT BEFORE THE MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE IN PERSON AT THE MEETING.

                                              BY ORDER OF THE BOARD OF DIRECTORS


                                              /s/ W. Ross Little, Jr.
                                              ----------------------------------
                                              W. Ross Little, Jr.
                                              Secretary
Franklin, Louisiana
December 10, 1999

--------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 PROXY STATEMENT
                                       OF
                              TECHE HOLDING COMPANY
                                211 WILLOW STREET
                            FRANKLIN, LOUISIANA 70538
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         ANNUAL MEETING OF STOCKHOLDERS
                                JANUARY 19, 2000
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     GENERAL
--------------------------------------------------------------------------------

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Teche Holding Company (the "Company") to be used at the Annual Meeting of Stockholders of the Company which will be held at the Alex P. Allain Memorial Library, 206 Iberia Street, Franklin, Louisiana on January 19, 2000, at 2:00 p.m. local time (the "Meeting"). The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are being first mailed to stockholders on or about December 10, 1999. The Company is the parent company of Teche Federal Savings Bank (the "Bank").

         At the Meeting, stockholders will consider and vote upon (i) the election of four directors and (ii) the ratification of the appointment of Deloitte & Touche LLP as independent auditor of the Company for the fiscal year ending September 30, 2000. The Board of Directors of the Company (the "Board" or the "Board of Directors") knows of no additional matters that will be presented for consideration at the Meeting. Execution of a proxy, however, confers on the designated proxy holder discretionary authority to vote the shares represented by such proxy in accordance with their best judgment on such other business, if any, that may properly come before the Meeting or any adjournment thereof.

--------------------------------------------------------------------------------
                             REVOCABILITY OF PROXIES
--------------------------------------------------------------------------------

         Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies may be revoked by written notice to the Secretary of the Company at the address above or by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the Meeting. A proxy will not be voted if a stockholder attends the Meeting and votes in person. Proxies solicited by the Board of Directors will be voted in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted "FOR" the nominees for directors set forth below and "FOR" the other listed proposal. The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve, or for good cause will not serve, and matters incident to the conduct of the Meeting.

--------------------------------------------------------------------------------
                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
--------------------------------------------------------------------------------

         Stockholders of record as of the close of business on November 22, 1999 (the "Voting Record Date"), are entitled to one vote for each share of common stock of the Company (the "Common Stock") then held. As of the Voting Record Date, the Company had 2,554,980 shares of Common Stock issued and outstanding.

         The articles of incorporation of the Company ("Articles of Incorporation") provide that in no event shall any record owner of any outstanding Common Stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the then outstanding shares of Common Stock (the "Limit") be entitled or permitted to any vote with respect to the shares held in excess of the Limit. Beneficial ownership is determined pursuant to the definition in the Articles of Incorporation and includes shares beneficially owned by such person or any of his or her affiliates or associates (as such terms are defined in the Articles of Incorporation), shares which such person or his or her affiliates or associates have the right to acquire upon the exercise of conversion rights or options, and shares as to which such person and his or her affiliates or associates have or share investment or voting power, but shall not include shares beneficially owned by any employee stock ownership plan or similar plan of the issuer or any subsidiary.

         The presence in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote (after subtracting any shares held in excess of the Limit) is necessary to constitute a quorum at the Meeting. With respect to any matter, any shares for which a broker indicates on the proxy that it does not have discretionary authority as to such shares to vote on such matter (the "Broker Non-Votes") will not be considered present for purposes of determining whether a quorum is present. In the event there are not sufficient votes for a quorum or to ratify any proposals at the time of the Meeting, the Meeting may be adjourned in order to permit the further solicitation of proxies.

         As to the election of directors, the proxy being provided by the Board enables a stockholder to vote for the election of the nominees proposed by the Board, or to withhold authority to vote for one or more of the nominees being proposed. Directors are elected by a plurality of votes of the shares present in person or represented by proxy at a meeting and entitled to vote in the election of directors.

         As to the ratification of independent auditors, a stockholder may, by checking the appropriate box: vote "FOR" the item, (ii) vote "AGAINST" the item, or (iii) vote to "ABSTAIN" on such item. Unless otherwise required by law, all other matters shall be determined by a majority of votes cast affirmatively or negatively without regard to (a) Broker Non-Votes or (b) proxies marked "ABSTAIN" as to that matter.

         Persons and groups owning in excess of 5% of the Common Stock are required to file certain reports regarding such ownership pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"). The following table sets forth, as of the Voting Record Date, persons or groups who own more than 5% of the Common Stock and the ownership of all executive officers and directors of the Company as a group. Other than as noted below, management knows of no person or group that owns more than 5% of the outstanding shares of Common Stock at the Voting Record Date.

                                                                                          Percent of Shares of
                                                               Amount and Nature of            Common Stock
Name and Address of Beneficial Owner                           Beneficial Ownership           Outstanding
------------------------------------                           --------------------           -----------

Teche Federal Savings Bank                                           175,402(1)                  6.87%
Employee Stock Ownership Plan
211 Willow Street, Franklin, Louisiana  70538

All Directors and Executive Officers as a Group (11 persons)         611,427(2)(3)              21.39%

                      (footnotes appear on following page)

---------------------------------
(1) The Bank's Employee Stock Ownership Plan ("ESOP") purchased such shares for the exclusive benefit of participants with funds borrowed from the Company. These shares are held in a suspense account and will be allocated among ESOP participants annually on the basis of compensation as the ESOP debt is repaid. The Board of Directors has appointed a committee consisting of Robert E. Mouton, Faye L. Ibert, J.L. Chauvin and W. Ross Little to serve as the ESOP administrative committee ("ESOP Committee") and Directors Biggs, Friedman and Olivier to serve as the ESOP trustees ("ESOP Trustees"). The ESOP Committee or the Board instructs the ESOP Trustees regarding investment of plan assets. The ESOP Trustees must vote all shares allocated to participant accounts under the ESOP as directed by participants. Unallocated shares and shares for which no timely voting direction is received will be voted by the ESOP Trustees as directed by the ESOP Committee. As of the Voting Record Date, 146,100 shares had been allocated under the ESOP to participant accounts (which are excluded from the total).
(2) Includes shares of Common Stock held directly as well as by spouses or minor children, in trust and other indirect ownership, over which shares the individuals effectively exercise sole voting and investment power, unless otherwise indicated. Includes 303,858 shares of Common Stock that may be acquired pursuant to the exercise of options which were exercisable within 60 days of the Voting Record Date. Excludes 30,130 shares of Common Stock held by the Teche Federal Savings Bank Management Stock Plan, which certain individuals in the group exercise shared voting and dispositive power over, as trustee. Such individuals disclaim beneficial ownership with respect to such shares held in a fiduciary capacity.
(3) Excludes 175,402 unallocated shares of Common Stock held under the ESOP for which certain individuals in this group serve as members of the ESOP Committee or as an ESOP Trustee. Such individuals disclaim beneficial ownership with respect to such shares held in a fiduciary capacity.

--------------------------------------------------------------------------------
             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
--------------------------------------------------------------------------------

         The Common Stock of the Company is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934 ("Exchange Act"). The executive officers and directors of the Company and beneficial owners of greater than 10% of the Company's Common Stock ("10% beneficial owners") are required to file reports on Forms 3, 4, and 5 with the Securities and Exchange Commission ("SEC") disclosing changes in beneficial ownership of the Common Stock. Based solely on the Company's review of Forms 3, 4, and 5 filed by officers, directors and 10% beneficial owner of Common Stock, no executive officer, director or 10% beneficial owner of Common Stock failed to file such ownership reports on a timely basis during the fiscal year ended September 30, 1999.

--------------------------------------------------------------------------------
          INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR, DIRECTORS
                  CONTINUING IN OFFICE, AND EXECUTIVE OFFICERS
--------------------------------------------------------------------------------

Election of Directors

         The Articles of Incorporation require that the Board of Directors be divided into three classes, each of which contains approximately one-third of the members of the Board. The directors are elected by the stockholders of the Company for staggered three-year terms, or until their successors are elected and qualified. Four directors will be elected at the Meeting to serve for three-year terms or until a successor has been elected and qualified.

         Henry L. Friedman, Robert Earl Mouton, Christian Olivier, Jr. and W. Ross Little, Jr., have been nominated by the Board of Directors to serve as directors. Such nominated individuals are currently members of the Board. These individuals have been nominated for three-year terms to expire in 2003. If a nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the size of the Board may be reduced to eliminate the vacancy. At this time, the Board knows of no reason why a nominee might be unavailable to serve.

         The following table sets forth the nominees and the directors continuing in office, their name, age, the year they first became a director of the Company or the Bank, the expiration date of their current term as a director, and the number and percentage of shares of the Common Stock beneficially owned as of the Voting Record Date. Each director of the Company is also a member of the Board of Directors of the Bank.


                                                    Year First        Current             Shares of
                                                    Elected or        Term to            Common Stock                 Percent
Name                                  Age(1)        Appointed         Expire          Beneficially Owned (2)          of Class
----                                  ---           ---------                                ---------                --------
Board Nominees for Term to Expire in 2003
Henry L. Friedman                       48             1979             2000               29,408(3)(4)(5)             1.15%
Robert Earl Mouton                      64             1989             2000               43,408(4)(6)(7)             1.68%
Christian Olivier, Jr.                  88             1993             2000               17,011(3)(4)(8)              *
W. Ross Little, Jr.                     47             1997             2000               51,032(7)                   1.98%

             THE BOARD OF DIRECTORS RECOMMENDS THAT ITS NOMINEES BE
                              ELECTED AS DIRECTORS
Directors Continuing in Office
Patrick O. Little                       43             1989             2001              180,657(9)(10)               6.84%
Donelson T. Caffery, Jr.                49             1994             2001               22,774(3)(11)                *
Virginia Kyle Hine                      78             1981             2001               16,773(3)                    *
W. Ross Little                          84             1963             2002              151,926(9)(12)               5.76%
Mary Coon Biggs                         57             1982             2002               25,211(3)(4)(13)             *
Thomas F. Kramer, M.D.                  70             1987             2002               35,573(3)(14)               1.39%

----------------
*    Less than 1%
(1)  As of September 30, 1999.

                   (footnotes are continued on following page)

                      (footnotes continued from prior page)


(2) An individual is considered to beneficially own shares of Common Stock if he or she directly or indirectly has or shares (1) voting power, which includes the power to vote or to direct the voting of the shares; or (2) investment power, which includes the power to dispose or direct the disposition of the shares. Unless otherwise indicated, a director has sole voting power and sole investment power with respect to the indicated shares.
(3) Includes 10,157 shares of Common Stock which the individual may acquire pursuant to the exercise of options that become exercisable within 60 days of the Voting Record Date.
(4) Excludes 175,402 unallocated shares of Common Stock held under the ESOP for which such individual serves as an ESOP Trustee or is a member of the ESOP Committee, and as such maintains shared voting and dispositive power over such shares. Beneficial ownership is disclaimed with respect to such ESOP shares held in a fiduciary capacity.
(5) Includes 5,118 shares owned by Mr. Friedman's wife and 1,800 shares held in trust for Mr. Friedman's minor children under the Uniform Gift to Minors Act ("UGMA"), which Mr. Friedman may be deemed to beneficially own.
(6) Includes 2,985 shares held jointly with Mr. Mouton's wife, with whom voting and dispositive power is shared.
(7) Includes 24,546 shares of Common Stock which the individual may acquire pursuant to the exercise of options that become exercisable within 60 days of the Voting Record Date.
(8) Includes 4,500 shares held jointly with Mr. Olivier's wife and children, with whom voting and dispositive power is shared.
(9) Includes 84,640 shares of Common Stock which the individual may acquire pursuant to the exercise of options that become exercisable within 60 days of the Voting Record Date.
(10) Includes 12,887 shares owned by Mr. Little's wife and 17,148 shares held in trust for Mr. Little's minor children, which Mr. Little may be deemed to beneficially own. Includes 11,319 shares of Common Stock allocated to Mr. Little under the ESOP.
(11) Includes 1,212 shares held in trust for Mr. Caffery's children, which Mr. Caffery may be deemed to beneficially own.
(12) Includes 15,425 shares owned by Mr. Little's wife, which Mr. Little may be deemed to beneficially own.
(13) Includes 10,200 shares held jointly with Ms. Biggs' husband, with whom voting and dispositive power is shared.
(14) Includes 5,000 shares owned by Dr. Kramer's wife, which Dr. Kramer may be deemed to beneficially own.

         The following table sets forth the non-director executive officers of the Company, their name, age, the year they first became an officer of the Company or the Bank, and their current position with the Company. Executive officers serve for a one-year term at the determination of the Board of Directors.

                                     Year First
                                    Appointed as          Position with
Name of Individual       Age(1)       Officer(2)           the Company
------------------       ------       ----------           -----------

J.L. Chauvin               44           1985           Vice President and
                                                            Treasurer

----------------
(1) As of September 30, 1999.
(2) Refers to the year the individual first became an officer of the Company.

Biographical Information

         The business experience of each nominee for director, director and executive officer of the Company is set forth below. All persons have held their present positions for five years unless otherwise stated.

         W. Ross Little has been the Chairman of the Board of the Company since its formation in December 1994, and has been with the Bank for 44 years in various capacities including manager, president, chief executive officer and chairman of the Bank. Mr. Little is the father of Patrick O. Little and W. Ross Little, Jr.

         Mary Coon Biggs is a senior partner of the law firm Biggs, Trowbridge, Supple, Cremaldi & Curet, L.L.P. See "-- Certain Relationships and Related Transactions." Mrs. Biggs has been associated with the firm or its predecessors since 1969 and has been a partner since 1975. She served as a member of The St. Mary Parish Library Board of Control for 17 years. While a member of the Board of Control she served a term as its President and was the 1992 recipient of the award for outstanding library trustee in the State of Louisiana. Also, Mrs. Biggs is a member of various professional, civic, historical and cultural organizations.

         Thomas F. Kramer, M.D. retired from his medical practice in 1993. He was a specialist in obstetrics and gynecology and is a member of various medical organizations. Dr. Kramer is a member and past president of the St. Mary Chapter of the Louisiana Landmark Society and an officer of the Rotary Club of Franklin. He serves on the Council of the Shadows on the Teche, a property of the National Trust for Historic Preservation. He has received the distinguished service award from the Boy Scouts of America and in 1994 was the recipient of the Golden Service Award of the West St. Mary Chamber of Commerce.

         Henry L. Friedman is currently president of both Meyer's Shoe Store, Inc., Franklin, Louisiana and H. & L. Realty Company, Inc., Franklin, Louisiana. Mr. Friedman is also Chairman of the Franklin City Planning Commission, and he is a member and past president of both the West St. Mary Chamber of Commerce and the Rotary Club of Franklin.

         Robert Earl Mouton has been employed by the Bank since 1983 and has been an Executive Vice President since 1985. Mr. Mouton is also a past president of the Beaver Club of Lafayette.

         Christian L. Olivier, Jr. is a retired general manager of a retail department store in Houma, Louisiana. He serves as President of the Terrebonne Historical and Cultural Society. Mr. Olivier served as Chairman of the Board of Community Homestead Association prior to its merger with Teche Federal.

         W. Ross Little, Jr. was appointed Marketing Director and Secretary of the Company in June 1995 and January 1996, respectively, and was elected to the Board of Directors of the Bank in August 1999. W. Ross Little, Jr. served as a practicing attorney in Lafayette Parish from 1990 to 1994. He previously served as Secretary of the Bank from August 1979 to November 1995 and Treasurer of the Bank from January 1980 to November 1994. He is the son of W. Ross Little and brother of Patrick O. Little.

         Patrick O. Little is the President and Chief Executive Officer of the Company and the Bank and has been employed by the Bank since 1980. Mr. Little is also chairman of the Board of the Bank. Mr. Little has served as President of the Bank since January 1991 and is a board member of the Council for a Better Louisiana and United Way of South Louisiana, as well as a past board member of the Rotary

Club of Franklin and the West St. Mary Chamber of Commerce. Mr. Little serves on various committees of America's Community Bankers. He also serves on the Council of the Shadows on the Teche. Mr. Little is the son of W. Ross Little and brother of W. Ross Little, Jr.

         Donelson T. Caffery, Jr. is president and owner of Columbia Chevrolet & Toyota, Franklin, Louisiana. He is also a trustee and president of the St. Mary Parish Library Board of Control. He is a member of the vestry of the St. Mary's Episcopal Church, past board member of the West St. Mary Chamber of Commerce, past president of the St. Mary Chapter of the Landmark Society, past board
member  of  the  Rotary  club  of  Franklin  and  a  member  of  various   trade
organizations.

         Virginia Kyle Hine received the civic award of the Greater New Iberia Chamber of Commerce in 1972. She is a past board member of the Episcopal School of Acadiana and the Louisiana Landowners Association and is a current member of the board of directors of the Central Oil Co. as well as past chairman of the Council of the Shadows on the Teche, a property of the national trust for historic preservation.

         J. L. Chauvin has served as Vice President and Treasurer of the Company since its incorporation in December 1994. Mr. Chauvin has been employed by the Bank since 1983 and was promoted to Treasurer in November of 1994 and to Senior Vice President in January of 1999. Mr. Chauvin is a member of the Louisiana Society and American Institute of Certified Public Accountants.

Stockholder Nominations

         Pursuant to the Articles of Incorporation, nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Company as set forth in the Articles of Incorporation. To be timely, a stockholder's notice shall be delivered to, or mailed and received at, the principal executive offices of the Company not less than 60 days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the Company;
provided, however, that with respect to the first scheduled annual meeting, notice by the stockholder must be so delivered or received no later than the close of business on the tenth day following the day on which notice of the date of the scheduled meeting was mailed or published and must be delivered or received no later than the close of business on the fifth day preceding the date of the meeting. Such stockholder's notice shall set forth all the information required by the Company's Articles of Incorporation. At the request of the Board of Directors, any person nominated by, or at the direction of, the Board for election as a director at an annual meeting shall furnish to the Secretary of the Company that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee.

         The Board of Directors may reject any nomination by a stockholder not timely made in accordance with the requirements of the Articles of Incorporation. If the presiding officer at the meeting determines that a nomination was not made in accordance with the terms of the Articles of Incorporation, he shall so declare at the annual meeting, and the defective nomination shall be disregarded.

Meetings and Committees of the Board of Directors

         The Company's Board of Directors conducts its business through meetings of the Board and through activities of its committees. During the fiscal year ended September 30, 1999, the Board of Directors held 12 regular meetings and one special meeting. No director attended fewer than 75% of the total meetings of the Board of Directors of the Company and committees listed below on which such director served during the fiscal year ended September 30, 1999.

         The Audit Committee,  a standing  committee,  is comprised of Directors
Kramer, Biggs and Caffery. The Audit Committee recommends engagement of independent auditors, receives the internal and independent audit reports and recommends appropriate action. The Audit Committee met three times in fiscal 1999.

         The Nominating Committee consists of the entire Board of Directors. The Nominating Committee is not a standing committee but meets on an annual basis to nominate persons to serve on the Board of Directors of the Company.

--------------------------------------------------------------------------------
                   DIRECTOR AND EXECUTIVE OFFICER COMPENSATION
--------------------------------------------------------------------------------

Director Compensation

         Director Fees. Non-employee directors of the Company and Bank receive director fees of $500 and $400 per month, respectively. During fiscal year 1999 each non-employee member of the Board of Directors also received a fee of $100 per committee meeting attended. Advisory directors of the Bank are paid $300 per quarter for meetings attended. For the fiscal year ended September 30, 1999, total fees paid by the Company and the Bank to directors were $74,300.

         Stock Awards. On October 25, 1995, the stockholders of the Company approved the Teche Holding Company 1995 Stock Option Plan ("1995 Stock Option Plan") and the Teche Federal Savings Bank Management Stock Plan and Trust ("Management Stock Plan"). Pursuant to the terms of the 1995 Stock Option Plan, each non-employee director received on the date of stockholder approval options to purchase 12,696 shares of Common Stock. Under the Management Stock Plan, the same non-employee directors received 6,771 shares of restricted stock on the date of stockholder approval. The options and restricted stock are exercisable at a rate of 20% one year from the date of grant and 20% annually thereafter.

Executive Compensation

         Summary Compensation Table. The following table sets forth the compensation paid to the Company's chief executive officer during the fiscal year ended September 30, 1997. All compensation paid to directors, officers and employees is paid by the Bank. No other executive officer received cash compensation in excess of $100,000 during the fiscal year ended September 30, 1997.

                                                                       Long Term Compensation
                                     Annual Compensation(1)                    Awards
                                --------------------------------------  -------------------------

                                                                                      Securities
                                                                         Restricted   Underlying           All
Name and                                                Other Annual       Stock       Options/           Other
Principal Position      Year     Salary    Bonus(3)     Compensation    Awards($)(2)    SARs(#)        Compensation
------------------      ----     ------    --------     ------------    ------------    -------        ------------
Patrick O. Little,      1999     $142,423   $21,462         $ --             --           --             $33,472(4)
President and CEO       1998      142,068    23,678           --             --           --             $33,970(5)
                        1997      139,373    22,870           --             --           --             $46,995(6)


--------------
(1)  All compensation set forth in the table was paid by the Bank.
(2) On September 30, 1999, Mr. Little had 8,464 shares of restricted stock in the aggregate which have a total value of $128,018 (calculated by multiplying the aggregate number of restricted stock by the Common Stock's closing market price as of the last day of the fiscal year). Dividends will be paid on the restricted stock awarded and are accrued and held in arrears until the restricted stock for which dividends were paid become vested.
(3) Payments made pursuant to Bank's Incentive Bonus Plan - See "- Other Compensation - Incentive Bonus Plans."
(4) Includes 2,213 shares of Common Stock allocated under the ESOP as of September 30, 1999 with a market value as of September 30, 1999 of $15.125 per share.
(5) Includes 2,246 shares of Common Stock allocated under the ESOP as of September 30, 1998 with a market value as of September 30, 1998 of $15.125 per share.
(6) Includes 2,278 shares of Common Stock allocated under the ESOP as of September 30, 1997 with a market value as of September 30, 1997 of $20.63 per share.

         Employment Agreement. The Bank is party to an employment agreement with Patrick O. Little, President and Chief Executive Officer of the Bank ("Agreement"). The Agreement has a term of three years. Mr. Little's base compensation under the agreement is currently $142,068. The Agreement provides a disability benefit of 100% of compensation for a period of one year and 65% thereafter for the remaining term of the Agreement reduced by other disability benefits furnished by the Bank. The Agreement may be terminated by the Bank for "just cause" as defined in the Agreement. If the Bank terminates Mr. Little without just cause, Mr. Little will be entitled to a continuation of his salary from the date of termination through the remaining term of the Agreement. In the event of involuntary termination of employment in connection with, or within one year after, any change in control of the Bank, Mr. Little will be paid a lump sum amount equal to 2.99 times his base salary. If a change in control had occurred at September 30, 1999, Mr. Little would have been entitled to a lump sum payment of approximately $793,000 if he were terminated in connection with such change in control. The aggregate payments under such provision would be an expense to the Bank, thereby reducing net income and the Bank's capital by that amount. The Agreement may be renewed annually by the Board of Directors upon a determination of satisfactory performance within the Board's sole discretion.

Compensation Committee Interlocks and Insider Participation

         The Compensation Committee of the Bank during the year ended September 30, 1999 consisted of Directors Hine, Kramer and Friedman.

Report of the Compensation Committee on Executive Compensation

         1999 Report of the Compensation Committee on Executive Compensation

         The Bank Compensation Committee meets annually to review compensation paid to the chief executive officer. The Committee reviews various published surveys of compensation paid to employees performing similar duties for depository institutions and their holding companies, with a particular focus on the level of compensation paid by comparable stockholder institutions in and around the Bank's market areas, including institutions with total assets of between $300 million and $500 million. Although the Committee does not specifically set compensation levels for executive officers based on whether particular financial goals have been achieved by the Bank, the Committee does consider the overall profitability of the Bank when making these decisions. The Compensation Committee has the following goals for compensation programs impacting the executive officers of the Company and the Bank:

          o to provide motivation for the executive officers to enhance stockholder value by linking their compensation to the future value of the Company's stock;
          o to retain the executive officers who have led the Company to build its existing market franchise and to allow the Bank to attract high quality executive officers in the future by providing total compensation opportunities which are consistent with competitive norms of the industry and the Company's level of performance; and

          o to maintain reasonable fixed compensation costs by targeting base salaries at a competitive average.

         During the year ended September 30, 1999, Patrick O. Little, President and CEO received an increase in his base salary from $142,068 to $146,330 due to his continued leadership in the management of the Company and the Bank. Additionally, Mr. Little has been previously awarded stock options and restricted stock awards under the Stock Option Plan and the Management Stock Plan. Such awards are intended to provide incentive to the President for implementation of a business plan that will enhance shareholder value in the intermediate and long term. The Committee will consider the annual compensation paid to the presidents and chief executive officers of publicly owned financial institutions nationally, in the State of Louisiana and surrounding Southwestern states with assets of between $300 million and $500 million and the individual job performance of such individual in consideration of its specific salary increase decision with respect to compensation to be paid to the president and chief executive officers in the future.

                                     Compensation Committee:

                                     Virginia Kyle Hine
                                     Dr. Thomas F. Kramer
                                     Henry L. Friedman


Other Compensation

         Incentive Bonus Plan. The Bank maintains a discretionary cash incentive bonus plan for the benefit of all employees and another plan for senior management. Under the employee incentive plan, a cash bonus may be paid to all employees as a percentage of the employee's monthly base salary. Such bonus amount is calculated as the product of the ratio of core earnings to average assets of the Bank multiplied by 100, times each employee's monthly base salary. Senior management participates in a discretionary bonus plan providing for a similar bonus award in addition to their participation in the employee bonus plan. Awards under these plans in the aggregate for the 1999, 1998 and 1997 fiscal years were $268,734, $247,471, and $237,018, respectively. For payments to Patrick Little, see " -- Executive Compensation - Summary Compensation Table."

         1995 Stock Option Plan. The Company's Board of Directors has adopted the 1995 Stock Option Plan, which was approved by the Company's stockholders on October 25, 1995.

         AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END
                                OPTION/SAR VALUES

--------------------------- ----------------- ---------------- ------------------------------ -------------------------------
                                                                   Number of Securities
                                                                  Underlying Unexercised           Value of Unexercised
                                 Shares                                Options/SARs             in-the-Money Options/SARs
                              Acquired on          Value            at Fiscal Year-End              at Fiscal Year-End
                                Exercise         Realized                   (#)                            ($)
           Name                   (#)               ($)          Exercisable/Unexercisable     Exercisable/Unexercisable(1)
--------------------------- ----------------- ---------------- ------------------------------ -------------------------------

Patrick O. Little                  0                $0                  84,640/21,160               $100,510/$25,128


-------------
(1) Based on an exercise price of $13.94 and the closing price of the Common Stock on September 30, 1999 of $15.125.

         Pension Plan. The Bank is a participating employer in a multiple-employer pension plan sponsored by the Financial Institutions Retirement Fund (the "Pension Plan"). All full-time employees of the Bank are eligible to participate after one year of service and attainment of age 21. A qualifying employee becomes fully vested in the Pension Plan upon completion of five years service or when the normal retirement age of 65 is attained. The Pension Plan is intended to comply with the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

         The Pension Plan provides for monthly payments to each participating employee at normal retirement age. The annual allowance payable under the Pension Plan is equal to 2% of the average annual salary (excluding overtime and bonuses) during benefits service multiplied by the number of years of credited service. A participant who is vested in the Pension Plan may take an early retirement and elect to receive a reduced monthly benefit beginning as early as age 45. The Pension Plan also provides for payments in the event of disability or death. At September 30, 1999, Mr. Patrick Little had 19 years of credited service under the Pension Plan. Total Bank pension expense for each of fiscal years 1999, 1998 and 1997, amounted to $0.

         The following table shows the estimated annual benefits payable under the Pension Plan based on the respective employee's years of benefit service and applicable average annual salary, as calculated under the Pension Plan. Benefits under the Pension Plan are not subject to offset for Social Security benefits.

                                      Years of Benefit Service
                    ------------------------------------------------------------
                       15          20          25          30           35
                    -------      ------      ------      ------       ------

$ 20,000..........  $ 6,000      $ 8,000     $10,000     $12,000      $14,000
  40,000..........   12,000       16,000      20,000      24,000       28,000
  60,000..........   18,000       24,000      30,000      36,000       42,000
  80,000..........   24,000       32,000      40,000      48,000       56,000
 100,000..........   30,000       40,000      50,000      60,000       70,000
 120,000..........   36,000       48,000      60,000      72,000       84,000
 150,000..........   45,000       60,000      75,000      90,000      105,000

--------------------------------------------------------------------------------
                            STOCK PERFORMANCE GRAPH
--------------------------------------------------------------------------------

         Set forth below is a performance graph for the Common Stock for the period from April 19, 1995 through September 30, 1999. The performance graph, as prepared for the Company by Media General Financial Services, Inc., compares the cumulative total shareholder return on the Common Stock with (i) the Media General -- AMEX Market Index, which takes into account the cumulative total shareholder return on stocks included in the American Stock Exchange, Inc. ("AMEX"), and (ii) the SIC Industry Index, which takes into account the cumulative total shareholder return on the stocks of companies with the same SIC code as the Company. Comparison with the Media General -- AMEX Market Index, and the SIC Industry Index assumes the investment of $100 as of April 19, 1995. The cumulative total return for the indices and for the Company is computed with the reinvestment of dividends at the frequency with which dividends, if any, were paid during the period.

         There can be no assurance that the Company's future stock performance will be the same or similar to the historical stock performance shown in the graph below. The Company neither makes nor endorses any predictions as to stock performance.

                                [OBJECT OMITTED]


==============================================================================================================
                                             4/19/95    9/29/95    9/30/96    9/30/97    9/30/98     9/30/99
--------------------------------------------------------------------------------------------------------------
Teche Holding Company                         $100.00    $120.56    $122.87    $193.60     $145.86    $150.75
--------------------------------------------------------------------------------------------------------------
Media General--AMEX Market Index              $100.00    $113.42    $118.05    $143.55     $125.39    $146.02
--------------------------------------------------------------------------------------------------------------
SIC Industry Index                            $100.00    $122.62    $144.60    $239.13     $218.83    $215.14
==============================================================================================================


--------------------------------------------------------------------------------
                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
--------------------------------------------------------------------------------

         Except as indicated below, no directors, executive officers, or immediate family members of such individuals were engaged in transactions with the Bank or any subsidiary involving more than $60,000 during the year ended September 30, 1999. Furthermore, the Bank had no "interlocking" relationships existing during the year ended September 30, 1999 in which (i) any executive officer is a member of the Board of Directors/Trustees of another entity, one of whose executive officers is a member of the Bank's Board of Directors, or where
(ii) any executive officer is a member of the compensation committee of another entity, one of whose executive officers is a member of the Bank's Board of Directors.

         Director Mary Coon Biggs is a senior partner in the law firm Biggs, Trowbridge, Supple, Cremaldi & Curet, L.L.P. located in Franklin, Louisiana. Biggs, Trowbridge, Supple, Cremaldi & Curet, L.L.P. has rendered to the Bank a variety of legal services, primarily in connection with ordinary and foreclosure proceedings; commercial law matters; title examinations; document preparation; and correspondence with auditors. During the fiscal year ended September 30, 1999 Biggs, Trowbridge, Supple, Cremaldi & Curet, L.L.P. received approximately $70,200 in fees for all legal services rendered to the Bank.


         The Bank, like many financial institutions, has followed a policy of granting various types of loans to officers, directors, and employees. All loans to executive officers and directors of the Bank have been made in the ordinary course of business and on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the time for comparable transactions with the Bank's other customers, and do not involve more than the normal risk of collectibility nor present other unfavorable features. All loans by the Bank to its directors and executive officers are subject to OTS regulations restricting loans and other transactions with affiliated persons of the Bank.

--------------------------------------------------------------------------------
                       RATIFICATION OF INDEPENDENT AUDITOR
--------------------------------------------------------------------------------

         Deloitte & Touche LLP was the Company's independent auditor for the 1999 fiscal year. The Board of Directors has approved the selection of Deloitte & Touche LLP as its auditor for the 2000 fiscal year, subject to ratification by the Company's stockholders. A representative of Deloitte & Touche LLP is expected to be present at the Meeting to respond to stockholders' questions and will have the opportunity to make a statement if he or she so desires.

         Ratification of the appointment of the auditor requires the approval of a majority of the votes cast by the stockholders of the Company at the Meeting. The Board of Directors recommends that stockholders vote "FOR" the ratification of the appointment of Deloitte & Touche LLP as the Company's auditor for the 2000 fiscal year.

--------------------------------------------------------------------------------
                     ANNUAL REPORTS AND FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

         A copy of the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1999 will be furnished without charge to stockholders as of the record date upon written request to the secretary, Teche Holding Company, 211 Willow Street, Franklin, Louisiana, 70538.

         The Company's Annual Report to Stockholders, including financial statements, will be mailed with this Proxy Statement on December 10, 1999 to all stockholders of record as of the close of business on November 22, 1999. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing to the Secretary of the Company. Such Annual Report is not to be treated as a part of the proxy solicitation material or as having been incorporated herein by reference.

--------------------------------------------------------------------------------
                                  OTHER MATTERS
--------------------------------------------------------------------------------

         The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the persons named in the accompanying proxy. The cost of soliciting proxies will be borne by the Company.

--------------------------------------------------------------------------------
                              STOCKHOLDER PROPOSALS
--------------------------------------------------------------------------------

         In order to be eligible for inclusion in the Company's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's executive offices at 211 Willow Street, Franklin, Louisiana 70538, no later than August 12, 2000 and meet the applicable regulatory requirements.

         In the event the Company receives notice of a stockholder proposal to take action at next year's annual meeting of stockholders that is not submitted for inclusion in the Company's proxy material, or is submitted for inclusion but is properly excluded from the proxy material, the persons named in the proxy sent by the Company to its stockholders intend to exercise their discretion to vote on the stockholder proposal in accordance with their best judgment if notice of the proposal is not received at the Company's main office by November 20, 2000. The Articles of Incorporation provide that if notice of a stockholder proposal to take action at next year's annual meeting is not received at the Company's main office by November 20, 2000, the proposal will not be eligible for presentation at that meeting.


                                              BY ORDER OF THE BOARD OF DIRECTORS


                                              /s/ W. Ross Little, Jr.
                                              ----------------------------------
                                              W. Ross Little, Jr.
                                              Secretary

Franklin, Louisiana
December 10, 1999

--------------------------------------------------------------------------------
                              TECHE HOLDING COMPANY
                                211 WILLOW STREET
                            FRANKLIN, LOUISIANA 70538
                                 (337) 828-3212

--------------------------------------------------------------------------------
                         ANNUAL MEETING OF STOCKHOLDERS
                                January 19, 2000
--------------------------------------------------------------------------------

         The undersigned hereby appoints the Board of Directors of Teche Holding Company (the "Company"), or its designee, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting"), to be held at the Alex P. Allain Memorial Library, 206 Iberia Street, Franklin, Louisiana on January 19, 2000, at 2:00 p.m. and at any and all adjournments thereof, in the following manner:

                                                      FOR     WITHHELD
                                                      ---     --------

1. The election as director of all nominees
   listed below:                                      |_|       |_|

   Henry L. Friedman
   Robert Earl Mouton
   Christian Olivier, Jr.
   W. Ross Little, Jr.


INSTRUCTIONS: To withhold your vote for any individual nominee, insert the nominee's name on the line provided below.

   ----------------------------------------

2. The ratification of the appointment of             FOR     AGAINST    ABSTAIN
                                                      ---     -------    -------
   Deloitte & Touche LLP as independent
   auditors of Teche Holding Company, for
   the fiscal year ending September 30, 2000.         [_]       [_]        [_]

In their discretion, such attorneys and proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournments thereof.

         The Board of Directors recommends a vote "FOR" all of the above listed propositions.

--------------------------------------------------------------------------------
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
--------------------------------------------------------------------------------

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         Should the undersigned be present and elects to vote at the Meeting, or at any adjournments thereof, and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke this proxy by filing a subsequently dated proxy or by written notification to the Secretary of the Company of his or her decision to terminate this proxy.

         The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders and a Proxy Statement dated December 10, 1999.


                                                     Please check here if you
Dated:                         ,              [_]    plan to attend the Meeting.
       ------------------------  ----




------------------------------------        ------------------------------------
PRINT NAME OF STOCKHOLDER                   PRINT NAME OF STOCKHOLDER



------------------------------------        ------------------------------------
SIGNATURE OF STOCKHOLDER                    SIGNATURE OF STOCKHOLDER


Please sign exactly as your name appears on this proxy. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If shares are held jointly, each holder should sign.


--------------------------------------------------------------------------------
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.
--------------------------------------------------------------------------------